EXHIBIT 10.15b

AMENDMENT NO. 2

Effective November 16, 2010

TO THE PMI GROUP, INC.

ADDITIONAL BENEFIT PLAN

(September 1, 2007 Restatement)

THE PMI GROUP, INC., having adopted The PMI Group, Inc. Additional Benefit Plan (the “Plan”) effective as of February 18, 1999, and amended and restated the Plan in its entirety effective as of September 20, 2006, and further amended and restated the Plan in its entirety effective as of September 1, 2007, and having further amended the restated Plan as of November 20, 2008, hereby amends the restated Plan as follows:

1. Effective as of November 16, 2010, the phrase “or as soon as administratively practicable thereafter” is deleted from each place that it appears in the Plan.

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this Amendment No. 2 to the restated Plan as of the date specified below.

THE PMI GROUP, INC.

Date: November 18, 2010	By:	/s/ Charles F. Broom
Charles Broom
Senior Vice President, Human Resources